UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(STATE OF INCORPORATION)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York		10055
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Departure of Directors

On April 7, 2011, Sallie L. Krawcheck and Mark D. Linsz resigned from the Board of Directors of BlackRock, Inc. (“BlackRock” or the “Company”).

(d)	Election of Directors

On April 7, 2011, the Board of Directors of BlackRock appointed Thomas K. Montag to serve as a director of the Board. Mr. Montag is President, Global Banking and Markets at Bank of America. Mr. Montag was appointed to the Board as the Bank of America/Merrill Lynch designee pursuant to the Third Amended and Restated Stockholder Agreement dated as of November 15, 2010 between Merrill Lynch and the Company.

As of February 28, 2011, Bank of America owned approximately 7% of BlackRock’s total outstanding capital stock on a fully diluted basis. The Company has previously disclosed its transactions with Bank of America/Merrill Lynch.

The Company issued a press release on April 7, 2011 announcing the resignation of Ms. Krawcheck and Mr. Linsz and the appointment of Mr. Montag. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by the Company on April 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Daniel R. Waltcher
Daniel R. Waltcher
Managing Director and Deputy General Counsel

Date: April 7, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on April 7, 2011